Vanguard New Jersey Tax-Free Funds Proxy Voting Results

Results of Proxy Voting

At a special meeting of shareholders on November 15, 2017, fund shareholders approved the following proposals:


Proposal 1 - Elect Trustees for the fund.*
The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Ms. Mulligan, Ms. Raskin, and Mr. Buckley (each of whom already serve as directors of The Vanguard Group, Inc.)
served as trustees to the funds prior to the shareholder meeting.

Trustee
For
Withheld
Percentage For
Mortimer J. Buckley
934,730,117
30,204,034
96.9%
Emerson U. Fullwood
934,543,767
30,390,384
96.9%
Amy Gutmann
927,227,285
37,706,866
96.1%
JoAnn Heffernan Heisen
933,318,463
31,615,688
96.7%
F. Joseph Loughrey
934,711,327
30,222,823
96.9%
Mark Loughridge
936,451,011
28,483,140
97.0%
Scott C. Malpass
934,991,825
29,942,325
96.9%
F. William McNabb III
936,098,353
28,835,798
97.0%
Deanna Mulligan
935,519,880
29,414,270
97.0%
Andre F. Perold
923,177,817
41,756,333
95.7%
Sarah Bloom Raskin
931,833,149
33,101,002
96.6%
Peter F. Volanakis
935,877,490
29,056,660
97.0%

*Results are for all funds within the same trust.


Proposal 2 ? Approve a manager of managers arrangement with third-party investment advisors.
This arrangement enables the fund to enter into and materially amend investment advisory arrangements with third-party investment advisors, subject to the approval of the fund?s board of trustees and certain conditions imposed by the Securities and Exchange Commission, while avoiding the costs and delays associated with obtaining future shareholder approval.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
New Jersey Long-Term Tax-
Exempt Fund
89,911,304
4,268,680
5,112,816
19,113,641
75.9%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
New Jersey Municipal Money
Market Fund
706,772,046
28,454,204
38,732,013
72,569,447
83.5%


Proposal 3 ? Approve a manager of managers arrangement with wholly owned subsidiaries of Vanguard.
This arrangement enables Vanguard or the fund to enter into and materially amend investment advisory arrangements with wholly-owned subsidiaries of Vanguard, subject to the approval of the fund?s board of trustees and any conditions imposed by the Securities and Exchange
Commission (SEC), while avoiding the costs and delays associated with obtaining future shareholder approval.
The ability of the fund to operate in this manner is contingent upon the SEC?s approval of a pending application for an order of exemption.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
New Jersey Long-Term Tax-
Exempt Fund
91,295,320
3,959,630
4,037,849
19,113,641
77.1%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
New Jersey Municipal Money
Market Fund
710,893,880
26,896,644
36,167,738
72,569,447
84.0%